SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

0-33207	GREAT PLAINS ENERGY INCORPORATED (A Missouri Corporation) 1201 Walnut Street Kansas City, Missouri 64106 (816) 556-2200 NOT APPLICABLE (Former name or former address, if changed since last report)	43-1916803

1-707	KANSAS CITY POWER & LIGHT COMPANY (A Missouri Corporation) 1201 Walnut Street Kansas City, Missouri 64106 (816) 556-2200 NOT APPLICABLE (Former name or former address, if changed since last report)	44-0308720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L) (the Registrants) are separately filing this combined Current Report on Form 8-K (Report).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously reported in the combined Current Report on Form 8-K dated May 11, 2005, KCP&L elected to exercise its early termination option to terminate a certain Amended and Restated Lease (Lease) respecting five gas-fired combustion turbines and associated property (Leased Property), and to purchase the Leased Property as of May 16, 2005.

On May 13 and May 16, 2005, KCP&L issued commercial paper through existing commercial paper programs with JPMorgan Chase and Merrill Lynch. On May 16, 2005, KCP&L used $154.9 million of the proceeds from these commercial paper issuances to pay the purchase price of the Leased Property. The maturities of the commercial paper ranged from overnight to twenty-five days, with discount rates ranging from 3.08% to 3.15%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/Terry Bassham

Terry Bassham
Executive Vice President-Finance & Strategic Development and Chief Financial Officer

KANSAS CITY POWER & LIGHT COMPANY

/s/William H. Downey

William H. Downey
President and Chief Executive Officer

Date: May 18, 2005